Exhibit 5.1


                      BACHNER, TALLY, POLEVOY & MISHER LLP
                               380 Madison Avenue
                            New York, New York 10017
                                 (212) 687-7000





                                  June 5, 1996

U.S. Diagnostic Labs Inc.
777 S. Flagler Drive
West Palm Beach, Florida  33401

Gentlemen:

         We have acted as counsel to U.S. Diagnostic Labs Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering (i) $57,500,000 principal amount of 9% Convertible Debentures due 2003 (the "Debentures"), (ii) 6,388,879 shares of Common Stock, $.01 par value ("Common Stock"), issuable upon conversion of the Debentures, and (iii) 880,445 shares of Common Stock to be sold by certain selling securityholders all as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended and By-laws and the minutes and other corporate proceedings of the Company.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

         On the basis of the foregoing, we are of the opinion that:

                (i) Debentures constitute legal, valid and binding obligations of the Company; and

               (ii) the shares of Common Stock issuable upon conversion of the Debentures will, upon conversion in accordance with the terms of the Debentures be legally issued, fully paid and non-assessable; and

              (iii) the shares of Common Stock to be offered by the selling stockholders have been legally issued, fully paid and non-assessable.


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U.S. Diagnostic Labs Inc.
June 5, 1996
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                           Very truly yours,




                           BACHNER, TALLY, POLEVOY & MISHER LLP